EXHIBIT 4.3

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT (i) EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.

January 30, 2018	385,766 Shares of Common Stock

COMMON STOCK PURCHASE WARRANT

VYNLEADS, INC.

This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, CRG FINANCE AG (“Holder”) is entitled to purchase, subject to the terms and conditions of this Warrant, from VYNLEADS, INC., a Delaware corporation (the “Company”), Three Hundred Eighty-five Thousand Seven Hundred Sixty-six (385,766) fully paid and nonassessable shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).  The Holder shall be entitled to purchase the shares of Common Stock in accordance with Section 2 at any time subsequent to the date of this Warrant set forth above and prior to the Expiration Date (as defined below).  The shares of Common Stock of the Company for which this Warrant is exercisable, as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the “Shares.”  This Warrant is issued as partial compensation to the Holder in connection with the Company’s private placement of shares of Common Stock in a Regulation S offering (the “Reg S Offering”) pursuant to the provisions of Section 2(a)(ii) of that certain Strategic Financing & Corporate Development Agreement dated October 16, 2017 by and between the Holder and the Company (the “Agreement”).

1.

Exercise Period; Price.

1.1

Exercise Period.  This Warrant shall be immediately exercisable and the exercise period (“Exercise Period”) shall terminate at 5:00 p.m. Eastern time on January 30, 2023 (the “Expiration Date”).

1.2

Exercise Price.  The initial purchase price for each of the Shares shall be $0.225 per share.  Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the “Exercise Price”).

2.

Exercise and Payment.  At any time after the date of this Warrant, this Warrant may be exercised, in whole or in part, from time to time by the Holder, during the term hereof, by surrender of this Warrant and the Notice of Exercise attached hereto as Annex I, duly completed and executed by the Holder, to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise.  Payment may be in cash, wire transfer or by check payable to the order of the Company in immediately available funds.  If not exercised in full, this Warrant must be exercised for a whole number of Shares.

3.

Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Shares or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant .  All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

4.

Delivery of Stock Certificates.  Within three (3) trading days after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder a certificate or certificates for the number of fully paid and nonassessable Shares which the Holder shall have requested in the Notice of Exercise.  If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant (dated the date hereof and of like tenor) for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.

5.

No Fractional Shares.  This Warrant must be exercised for a whole number of Shares.  No fractional shares or scrip representing fractional Shares will be issued upon exercise of this Warrant.  Any fractional Share which otherwise might be issuable on the exercise of this Warrant as a result of the anti-dilution provisions Section 10 hereof will be rounded up to the nearest whole Share.

6.

Charges, Taxes and Expenses.  The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

7.

Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8.

Piggy-back Registration Rights.

8.1.1

At any time beginning after the Company’s resale registration statement on Form S-1 to be filed with United States Securities and Exchange Commission (the “Commission”) to register the resale of the shares of Common Stock sold to investors in the Reg S Offering is declared effective by the Commission (the “S-1”) and prior to the Expiration Date (the “Piggyback Registration Period”) that the Company proposes for any reason to register any of its Common Stock under the Securities Act (a “Proposed Registration”), other than pursuant to a registration statement on Form S-4 or Form S-8 (or similar or successor forms), the Company shall promptly give written notice (the “Piggyback Notice”) of such Proposed Registration to the Holder and shall offer the Holder the right (the "Piggyback Right") to include any of the Shares which are underlying this Warrant (the "Registrable Shares") in the Proposed Registration (the "Resale Registration Statement").  The Holder is granted one Piggyback Right hereunder.  The Holder shall have five (5) business days from the date of the Piggyback Notice to deliver to the Company a written request specifying the number of Registrable Shares it intends to sell and the Holder's intended method of disposition. Subject to Section 8.1.2 and Section 8.1.3 below, the Company shall include in such Resale Registration Statement all such Registrable Shares so requested to be included therein by the Holder.

8.1.2

If the Proposed Registration includes an underwritten primary public offering on behalf of the Company and the managing underwriter or underwriters of the Proposed Registration advises the Company that the total number of Registrable Shares that the Holder intends to include in the offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Registrable Shares to be included in such underwritten primary public offering shall include the number of securities of the Company that such managing underwriter or underwriters advises the Company in writing can be sold without having such material adverse effect, with such number to be allocated (i) first, to the securities that the Company proposes to sell, and (ii) second, to the Registrable Shares requested to be included therein by the Holder.

8.1.3

Notwithstanding any other provision of this Agreement, if any rule, regulation or guidance issued by the Commission sets forth a limitation on the number of Registrable Shares to be registered in the Registration Statement (and the Company has used its best efforts to advocate with the Commission for the registration of all or the maximum number of Registrable Shares), the number of Registrable Shares to be registered in such Registration Statement will be reduced to a number which is consistent with Commission guidance or written comments and/or oral discussions by the Company with the staff of the Commission.

8.1.4

As a condition precedent to the inclusion of the Registrable Shares in a Resale Registration Statement, the Holder shall provide the Company with such information and documentation regarding the Holder and its ownership of securities of the Company as it deems reasonably necessary or advisable of counsel prior to the filing of any such Resale Registration Statement.

8.1.5

All expenses incurred in connection with the registration of the Registrable Shares pursuant to this Warrant (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing, fees and disbursements of counsel for the Company and fees and expenses shall be borne by the Company; provided, however, the Holder shall be required to pay the expenses of counsel and any other advisors for Holder and any brokerage or other selling discounts or commissions and any other expenses incurred by the Holder for its own account.

9.

Saturdays, Sundays, Holidays, Etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

10.

Adjustment of Exercise Price and Number of Shares.  The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

10.1

Subdivisions, Combinations and Other Issuances.  If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

10.2

Stock Dividend.  If at any time after the date hereof the Company declares a dividend or other distribution on its Common Stock payable in Common Stock or other securities or rights convertible into Common Stock (“Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of Shares for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

10.3.

Other Distributions.  If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or Common Stock Equivalents), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company’s Board of Directors, or (ii) provide by resolution of the Company’s Board of Directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the shares of Common Stock otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.

10.4

Effect of Consolidation, Merger or Sale.  In case of any reclassification, capital reorganization, or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any subdivision, combination, stock dividend or other distribution provided for in Sections 10.1, 10.2 and 10.3 above), or in case of any consolidation or merger of the Company with or into any corporation (other than a consolidation or merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, capital reorganization, change, merger or sale by a holder of the number of Shares then purchasable under this Warrant.  In any such case, appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable to any shares of stock or other securities and property deliverable upon exercise hereof, or to any new Warrant delivered pursuant to this Section 10.4, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided, that the aggregate Exercise Price shall remain the same.  The provisions of this Section 10.4 shall similarly apply to successive reclassifications, capital reorganizations, changes, mergers and transfers.

11.

Notice of Adjustments; Notices.  Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall execute and deliver to the Holder a notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

12.

Rights As Stockholder; Notice to Holders.  Nothing contained in this Warrant shall be construed as conferring upon the Holder or his or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company.

13.

Restricted Securities.  The Holder understands that this Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act, or an applicable exemption from such registration.  The Holder further acknowledges that a securities legend to the foregoing effect shall be placed on any Shares issued to the Holder upon exercise of this Warrant.

14.

Disposition of Shares; Transferability.

14.1

Transfer.  This Warrant shall be transferable only on the books of the Company, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer.  Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

14.2

Rights, Preferences and Privileges of Common Stock.  The powers, preferences, rights, restrictions and other matters relating to the shares of Common Stock will be as determined in the Company’s Amended and Restated Certificate of Incorporation, as amended, as then in effect.

15.1

Miscellaneous.

15.1

Binding Effect.  This Warrant and the various rights and obligations arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.2

Entire Agreement.  This Warrant and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof.

15.3

Amendment and Waiver.  Any term of this Warrant may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.  Any waiver or amendment effected in accordance with this Section 15.3 shall be binding upon the Holder and the Company.

15.4

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware without reference to the conflicts of law principles thereof.  The exclusive jurisdiction for any legal suit, action or proceeding arising out of or related to this Warrant shall be the United States District Court for the District of South Carolina.

15.5

Headings.  The headings in this Agreement are for convenience only and shall not alter or otherwise affect the meaning hereof.

15.6

Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

15.7

Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in the same manner as provided in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant as of the date appearing on the first page of this Warrant.

THE COMPANY:

VYNLEADS, INC.

By: /s/ Alex Mannine

Alex Mannine, Chief Executive Officer

ACKNOLWEDGED AND AGREED TO

AS OF THE DAY AND DATE FIRST ABOVE WRITTEN

CRG FINANCE AG

By: /s/ Sergei Stetsenko

Sergei Stetsenko, President and CEO

ANNEX I

NOTICE OF EXERCISE

To:	Vynleads, Inc.

1.

The undersigned Holder hereby elects to purchase _____________ shares of common stock, $0.001 par value per share (the “Shares”) of Vynleads, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the attached Warrant.  The Holder shall make payment of the Exercise Price by delivering the sum of $____________, in lawful money of the United States, to the Company in accordance with the terms of the Warrant.

2.	Please issue and deliver certificates representing the Warrant Shares purchased hereunder as follows:
______________________________________________________________________________
(full name or names of Holder)

______________________________________________________________________________
(street address, city, state and country of Holder)

______________________________________________________________________________
(telephone number of Holder)

______________________________________________________________________________
(Taxpayer ID number of Holder)

3.

The undersigned Holder confirms it is either is an “accredited investor” as defined in Regulation D promulgated under the Securities Act, or a “non U.S.-person” as defined in Regulation S promulgated under the Securities Act.

SIGNATURE OF HOLDER

Dated: ____________________
__________________________________________________
Print name(s) of Holder

__________________________________________________
Signature of Holder or Authorized Signature if Holder is an entity

___________________________________________________
Print name and title of Authorized Signatory

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